EXHIBIT 10.3

CONFIRMING AGREEMENT TO THE

CONSULTING AGREEMENT BETWEEN

SOBR SAFE, INC. AND WINTERSTONE GROUP LLC

This CONFIRMING AGREEMENT to Consulting Agreement (this “Confirming Agreement”) is made and entered into as of May 16, 2022, by and between SOBR Safe, Inc., a Delaware corporation (the “Company”), and Winterstone Group, LLC, a Wyoming limited liability company (“Winterstone”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Consulting Agreement (as defined below).

Recitals

WHEREAS, Company and Winterstone are parties to that certain Consulting Agreement dated January 21, 2022 (the “Consulting Agreement”), relating to Winterstone providing advice to the Company to help facilitate introductions to new product sources as well as other business development opportunities;

             WHEREAS, the Company desires to confirm that certain portions of Section 2 of the Consulting Agreement  are unclear or ambiguou, namely that (i) the term “post split” referenced in Section 2 of the Consulting Agreement refers to a proposed reverse split of the Company’s Common Stock planned to occur in anticipation of an uplist of the Company’s Common Stock from the OTC to NASDAQ; (ii) the 98,000 shares of Common Stock referenced in Section 2 are to be adjusted such that, immediately after the proposed  reverse split, if ever, the total number of shares of Common Stock to be delivered to Consultant  will have the same aggregate value projected  as on January 21, 2022, namely $360,000 indexed by the closing price of the stock on the day of uplist, if an uplist should occur; (iii) the shares of Common Stock to be delivered to Consultant under the Consulting Agreement were fully earned by Consultant as of the date of the Consulting Agreement (namely, January 21, 2021); and (iv) the shares of Common Stock to be delivered to Consultant are to be delivered following the proposed reverse split and up list, if an uplist should occur.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to the Consulting Agreement hereby desire to confirm the following clarifications with respect to the Consulting Agreement as follows:

1.  Confirmation of Clarifications.  The Company desires to confirm that certain portions of Section 2 of the Consulting Agreement  are unclear or ambiguous, namely that (i) the term “post split” referenced in Section 2 of the Consulting Agreement refers to a proposed reverse split of the Company’s Common Stock planned to occur in anticipation of an uplist of the Company’s Common Stock from the OTC to NASDAQ;  (ii) the 98,000 shares of Common Stock referenced in Section 2 are to be adjusted such that, immediately after the proposed  reverse split, if ever, the total number of shares of Common Stock to be delivered to Consultant will have the same aggregate value projected  as on January 21, 2022, namely $360,000 indexed by the closing price of the stock on the day of uplist, if an uplist should occur; (iii) the shares of Common Stock to be delivered to Consultant under the Consulting Agreement were fully earned by Consultant as of the date of the Consulting Agreement (namely, January 21, 2021); and (iv) the shares of Common Stock to be delivered to Consultant are to be delivered following the proposed reverse split and up list, if an uplist should occur.

2.  Scope.  The foregoing confirmations relate only to the specific matters expressly covered herein.

3.  Counterparts.  This Confirming Agreement may be executed in one or more counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same instrument.  A signed copy of this Clarification Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Clarification Agreement.  No party shall raise the use of facsimile, e-mail or other means of electronic transmission or similar format to deliver a signature page as a defense to the formation of a contract and each such party forever waives any such defense.

4.  Applicable Law.  This Clarification Agreement shall be construed in accordance with, the laws of the State of Colorado, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

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                IN WITNESS WHEREOF, the parties have executed and delivered this Amendment to the Consulting Agreement as of the date first written above.

Company	Consultant

SOBR Safe, Inc.	Winterstone group LLC

By: __________________________________________	By: ___________________________________________

Name: David Gandini	Name: Curtis Bernhardt
Title: CEO	Title: Manager

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